UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-31157	23-2507402
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices)    (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On November 30, 2007 the Board of Directors of Innovative Solutions and Support, Inc. (the “Company”) accepted the resignation of Geoffrey S.M. Hedrick as Chief Executive Officer of the Company, effective immediately.  Mr. Hedrick will continue in his position as Chairman of the Board of Directors.

(c)  On November 30, 2007, the Board of Directors of the Company elected Raymond J. Wilson as Chief Executive Officer of the Company, effective immediately.

Mr. Wilson, 61, has served as a director of the Company since February, 2007 and as Chief Executive Officer, Designate since June 1, 2007.  From June, 2004 to May, 2007, Mr. Wilson was employed as an independent Aerospace Manufacturing Consultant. During the period from January 2001 to January 2004,  Mr. Wilson served on the five-person Executive Committee for Airbus S.a.s., where he was an integral member of the management group responsible for the overall performance of the $30 billion international aircraft manufacturing firm. At that time, he also served as Executive Vice President for Procurement with the Toulouse, France-based Company. Prior to that, from September 1997 to January 2001, Mr. Wilson was Managing Director for Airbus U.K. as well as a member of the Airbus Executive Board in the three years prior to the formation of Airbus as a company. As part of New Year’s Honours 2004, Wilson was honored by Her Majesty Queen Elizabeth II as a Commander of the British Empire (C.B.E.) for his services to the Aircraft Industry. Mr. Wilson is a graduate of Napier University in Edinburgh, Scotland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: December , 2007	By:
Raymond J. Wilson
Chief Executive Officer